EXHIBIT 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SEACOAST BANKING CORPORATION OF FLORIDA

ARTICLE I

NAME

The name of the corporation (the "Corporation") is: "Seacoast Banking Corporation of Florida".

ARTICLE II

TERM OF EXISTENCE

The Corporation shall have perpetual duration and existence.

ARTICLE III

OBJECTS AND POWERS

The nature of the Corporation's business, and its objects, purposes and powers are as follows:

3.01

Holding Company Activities.  To purchase or otherwise acquire, to own and to hold the stock of banks and other corporations, and to do every act and thing covered generally by the denominations "holding corporation", "bank holding company", and "financial holding company", and especially to direct the operations of other entities through the ownership of stock or other interests therein.

3.02

Investments, etc.  To purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge, hypothecate or otherwise transfer or dispose of stock, scrip, warrants, rights, bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of any state, or any bonds or evidences of indebtedness of the United States or any state, district, territory, dependency or county or subdivision or municipality thereof, and to issue and exchange therefor cash, capital stock, bonds, notes or other securities, evidences of indebtedness or obligations of the Corporation and while the owner thereof to exercise all rights, powers and privileges of ownership, including the right to vote on any shares of stock, voting trust certificates or other instruments so owned.

3.03

Other Business.  To transact any business, to engage in any lawful act or activity and to exercise all powers permitted to corporations by the Florida Business Corporation Act (the "FBCA").

The enumeration herein of the objects and purposes of the Corporation shall not be deemed to exclude or in any way limit by inference any powers, objects or purposes that the Corporation is empowered to exercise, whether expressly, by purpose or by any of the laws of the State of Florida or any reasonable construction of such laws.

ARTICLE IV

CAPITAL STOCK

4.01

General.  The total number of shares of all classes of capital stock ("Shares") which the Corporation shall have the authority to issue is 39,000,000 consisting of the following classes:

(1)

35,000,000 Shares of common stock, $.10 par value per share ("Common Stock"); and

(2)

4,000,000 Shares of preferred stock, $.10 par value per share ("Preferred Stock").

4.02

Preferred Stock.  Shares of Preferred Stock may be issued for any purpose and in any manner permitted by law, in one or more distinctly designated series, as a dividend or for such consideration as the Corporation's Board of Directors may determine by resolution or resolutions from time to time adopted.

The Board of Directors is expressly authorized to fix and determine, by resolution or resolutions from time to time adopted prior to the issuance of any Shares of a particular series of Preferred Stock, the designations, voting powers (if any), preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, but without limiting the generality of the foregoing, the following:

(1)

The distinctive designation and number of Shares of Preferred Stock that shall constitute a series, which number may from time to time be increased or decreased (but not below the number of Shares of such series then outstanding), by like action of the Board of Directors;

(2)

The rate or rates and times at which dividends, if any, shall be paid on each series of Preferred Stock, whether such dividends shall be cumulative or non-cumulative, the extent of the preference, subordination or other relationship to dividends declared or paid, or any other amounts paid or distributed upon, or in respect of, any other class or series of Preferred Stock or other Shares;

(3)

Redemption provisions, if any, including whether or not Shares of any series may be redeemed by the Corporation or by the holders of such series of Preferred Stock, or by either, and if redeemable, the redemption price or prices, redemption rate or rates, and such adjustments to such redemption price(s) or rate(s) as may be determined, the manner and time or times at which, and the terms and conditions upon which, Shares of such series may be redeemed;

(4)

Conversion, exchange, purchase or other privileges, if any, to acquire Shares or other securities of any class or series, whether at the option of the Corporation or of the holder, and if subject to conversion, exchange, purchase or similar privileges, the conversion, exchange or purchase prices or rates and such adjustments thereto as may be determined, the manner and time or times at which such privileges may be exercised, and the terms and conditions of such conversion, exchange, purchase or other privileges;

(5)

The rights, including the amount or amounts, if any, of preferential or other payments or distributions to which holders of Shares of any series are entitled upon the dissolution, winding-up, voluntary or involuntary liquidation, distribution, or sale or lease of all or substantially all of the assets of the Corporation; and

(6)

The terms of the sinking fund, retirement, redemption or purchase account, if any, to be provided for such series and the priority, if any, to which any funds or payments allocated therefor shall have over the payment of dividends, or over sinking fund, retirement, redemption, purchase account or other payments on, or distributions in respect of, other series of Preferred Stock or Shares of other classes.

All Shares of the same series of Preferred Stock shall be identical in all respects, except there may be different dates from which dividends, if any, thereon may cumulate, if made cumulative.

4.03

Dividends.  Dividends upon all classes and series of Shares shall be payable only when, as and if declared by the Board of Directors from funds lawfully available therefor, which funds shall include, without limitation, the Corporation's capital surplus.  Dividends upon any class or series of Corporation Shares may be paid in cash, property, or Shares of any class or series or other securities or evidences of indebtedness of the Corporation or any other issuer, as may be determined by resolution or resolutions of the Board of Directors.

4.04

Rights, Warrants, Options, etc.  The Board of Directors is expressly authorized to create and issue, by resolutions adopted from time to time, rights, warrants or options entitling the holders thereof to purchase Shares of any kind, class or series, whether or not in connection with the issuance and sale of any Shares, or other securities or indebtedness.  The Board of Directors also is authorized expressly to determine the terms, including, without limitation, the time or times within which and the price or prices at which Shares may be purchased upon the exercise of any such right or option.  The Board of Directors' judgment shall be conclusive as to the adequacy of the consideration received for any such rights or options.

4.05

No Preemptive Rights.  No holder of any Shares of any kind, class or series shall have, as a matter of right, any preemptive or preferential right to subscribe for, purchase or receive any Shares of any kind, class or series or any Corporation securities or obligations, whether now or thereafter authorized.

ARTICLE V

REGISTERED AGENT

The Corporation's registered office and initial registered agent at that address shall be:

Dennis S. Hudson, III

815 Colorado Avenue

Stuart, Florida  34994

ARTICLE VI

BOARD OF DIRECTORS

6.01

Number.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, each of whose members shall have the qualifications, if any, set forth in the Bylaws, and who need not be residents of the State of Florida.  The number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) that shall constitute the Whole Board of Directors shall be between 3 and 14, with the exact number determined from time to time by resolution adopted by the affirmative vote of at least (i) two-thirds (66 2/3%) of the Whole Board of Directors and (ii) a majority of the Continuing Directors.  In no event shall the Whole Board of Directors consist of less than 11 persons.

6.02

Classification; Vacancies.  The Board of Directors shall be divided into three classes, designated Classes I, II and III, as nearly equal in number as the then total number of directors constituting the Whole Board of Directors permits, with the term of office of one class expiring each year.  At the annual meeting of shareholders when the Board of Directors is first classified, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting.  Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by vote of (i) 66 2/3% of the directors then in office and (ii) a majority of the Continuing Directors, although less than a quorum, or if no directors remain by the affirmative vote of not less than (i) 66 2/3% of the Voting Shares and (ii) an Independent Majority of Shareholders, and any directors so chosen shall hold office until the next election of the class of the director they have replaced and until their successors have been elected and qualified.  No decrease in the number of directors shall shorten the term of any incumbent director.  Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders and vacancies created with respect to any directorship of the directors so elected shall be filled in the manner specified by such series of Preferred Stock.  Subject to the foregoing, at each annual meeting of shareholders, the successors to the class of directors whose term is then expiring shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors have been elected and qualified.

6.03

Nominations.

In addition to the right of the Corporation's Board of Directors to make nominations for the election of directors, nominations for the election of directors may be made by any shareholder entitled to vote generally in the election of directors if that shareholder complies with all of the provisions of this Section 6.03.

(1)

Advance notice of such proposed nomination shall be received by the Secretary of the Corporation (a) with respect to an election of directors to be held at an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary of the last annual meeting of Corporation shareholders (or, if the date of the annual meeting is changed by more that 20 days from such anniversary date, within 10 days after the date that the Corporation mails or otherwise gives notice of the date of such meeting) and (b) with respect to an election to be held at a special meeting called for that purpose,  not later than the close of the tenth day following the date on which notice of the meeting was first mailed to shareholders.

(2)

Each notice under Section 6.03 (1) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee during the past five years, (iii) the number of Shares of the Corporation which are Beneficially Owned by each such nominee; (iv) whether such person or persons are or have ever been at any time directors, officers or beneficial owners of 5% or more of any class of capital stock, partnership interests or other equity interest of any Person and if so a description thereof; any directorships or similar position, and/or Beneficial Ownership of 5% or more of any class of capital stock, partnership interests or other equity interest held by such person or persons in any Person with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; (v) whether, in the last five years, such person or persons are or have been convicted in a criminal proceeding or have been subject to a judgment, order, finding or decree of any federal, state or other governmental, regulatory or self-regulatory entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, in order to evaluate the ability or integrity of the nominee; (vi) the name and address of the nominator and the number of Shares of the Corporation held by the nominator, and a written confirmation that the nominator is and will remain a shareholder of the Corporation through the meeting; (vii) represent that the nominator intends to appear in person or by proxy at the meeting to make such nomination, (viii) full disclosure of the existence and terms of all agreements and understandings, between the nominator or any other person and the nominee with respect to the nominee's nomination, or possible election and service to the Corporation's Board of Directors, or a confirmation that there are no such arrangements or understandings; (ix) the written consent of each such person to serve as a director if elected; and (x) any other information reasonably requested by the Corporation.

(3)

The nomination made by a shareholder may only be made in a meeting of the shareholders of the Corporation called for the election of directors at which such shareholder is present in person or by proxy, and can only be made by a shareholder who has therefore complied with the notice provisions of Sections 6.03 (1) and (2).  The foregoing provisions are not intended to and shall not limit the responsibilities of any nominator or nominees, or their respective Affiliates or Associates responsibilities under applicable law, including, without limitation, federal and state securities laws.

(4)

The chairman of the shareholders' meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.  The Corporation's Nominating Committee shall evaluate any proper nomination and may, in its discretion, make a recommendation thereon to the shareholders.

6.04

Removal. Directors may be removed only for cause upon the affirmative vote of
(a) 66 2/3 % of all Voting Shares and (b) an Independent Majority of Shareholders at a meeting duly called and held for that purpose upon not less than 30 days' prior written notice.

ARTICLE VII

PROVISIONS RELATING TO BUSINESS COMBINATIONS

7.01

Definitions.  The following defined terms are used in other Articles, and shall have the meanings specified below.

7.01.1

An "Affiliate" of, or a Person "affiliated with", a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

7.01.2

The terms "Associate" or "associated with", as used to indicate a relationship with any Person, mean:

(1)

Any corporation, organization or entity (other than the Corporation) of which such Person is an officer or partner, or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;

(2)

Any trust or other estate in which such Person has a 10% or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity;

(3)

Any relative or spouse of such Person, or any relative of such spouse who has the same home as such Person; or

(4)

Any investment company registered under the Investment Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment adviser.

7.01.3

A person shall be considered the "Beneficial Owner" of and shall be deemed to "beneficially own" any shares of stock (whether or not owned of record):

(1)

With respect to which such Person or any Affiliate or Associate of such Person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such shares of stock and/or (ii) investment power, including the power to dispose of or to direct the disposition of such shares of stock;

(2)

Where such Person or any Affiliate or Associate of such Person has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange or purchase rights, warrants, options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or

(3)

Which are Beneficially Owned within the meaning of subsections (1) or (2) of this Section 7.01.3 by any other Person with which such first-mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding, written or verbal, formal or informal with respect to acquiring, holding, voting or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring, holding or disposing of all or substantially all, or any Substantial Part, of the assets or businesses of the Corporation or a Subsidiary of the Corporation.

For the purpose only of determining whether a Person is the Beneficial Owner of a percentage specified in this Article VII of the outstanding Voting Shares, such shares shall be deemed to include any interest in Voting Shares which may be issuable, transferred or voted or disposed of pursuant to any agreement, trust, arrangement or understanding or upon the exercise of conversion rights, exchange or purchase rights, warrants, options or otherwise and which Voting Shares are deemed to be beneficially owned by such Person pursuant to the foregoing provisions of this Section 7.01.3.

7.01.4

A "Business Combination" means:

(1)

The sale, exchange, lease, transfer or other disposition to or with any Person or any Affiliate or Associate of any such Person by the Corporation or any of its Subsidiaries (in a single transaction or in a series of related transactions) of all or substantially all, or any Substantial Part, of its or their assets or businesses (including, without limitation, any securities issued by a Subsidiary and assets of a Subsidiary);

(2)

Any merger, consolidation or purchase and/or assumption ("P&A") of assets and/or liabilities of the Corporation or any Subsidiary thereof into or with another Person or any Affiliate or Associate of such person or into or with another Person where, after such merger, consolidation or P&A, such Person alone or together with its Affiliates or Associates would be a Related Person or an Affiliate or an Associate of a Related Person, in each case irrespective of which Person is the surviving entity in such merger or consolidation;

(3)

Any reclassification of securities (including, without limitation, a reverse stock split), recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing other than pro rata with other Corporation shareholders, the proportionate amount of Voting Shares of the Corporation or any Subsidiary thereof which are Beneficially Owned by a Related Person, or the adoption of any plan or proposal of partial or complete liquidation, dissolution, spinoff, splitoff or splitup of the Corporation or any Subsidiary thereof; and

(4)

The acquisition after the date of adoption of these Amended and Restated Articles of Incorporation by a Person of Voting Shares or securities convertible into or exchangeable for 5% or more of the Voting Shares or any voting securities or securities convertible into 5% or more of the voting securities of any Subsidiary of the Corporation, or the acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of any rights, warrants or options to acquire any of the foregoing or any combination of the foregoing Voting Shares or voting securities of a Subsidiary; provided, however, this subsection (4) shall not apply to the acquisition of any such Voting Shares, securities, options, rights or warrants issued pursuant to any stock option plan or any pension, profit sharing, benefit or stock purchase plans maintained by the Corporation or any of its Subsidiaries.

As used in this definition, a "series of related transactions" shall be deemed to include a series of transactions with the same Person considered together with all Affiliates and Associates of such Person.

The foregoing provision of this Section 7.01.4 notwithstanding, a Business Combination shall not include any merger, consolidation, P&A or other transaction described in the definition of Business Combination with the Corporation and/or any of its Subsidiaries, as a result of which a Person who is not a Related Person prior to such transaction does not become a Related Person.

7.01.5

A "Continuing Director" means a member of the Board of Directors who either (i) was first elected as a director of the Corporation prior to February 28, 2003 or (ii) prior to any Person becoming a Related Person and was designated as a Continuing Director by a majority vote of the Continuing Directors.

7.01.6

"Independent Majority of Shareholders" shall mean the holders of a majority of the outstanding Voting Shares that are not Beneficially Owned or controlled, directly or indirectly, by a Related Person.

7.01.7

The term "Person" shall mean any individual, partnership, trust, firm, joint venture, corporation, group or other entity (other than the Corporation, any Subsidiary of the Corporation or a trustee holding stock for the benefit of employees of the Corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements).  When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding, or disposing of shares of stock, such partnership, syndicate, association or group shall be deemed a "Person".

7.01.8

"Related Person" means any Person which is the Beneficial Owner as of the date of determination by a majority of the Whole Board of Directors or immediately prior to the consummation of a Business Combination, or both, of 5% or more of the Voting Shares, or any Person who is an Affiliate of the Corporation and at any time within five years preceding the determination of such status by the Whole Board of Directors was the Beneficial Owner of 5% or more of the Corporation's then outstanding Voting Shares; provided, however, that "Related Person" shall not  include (i) any Person who is the Beneficial Owner of more than 5% of the Corporation's Voting Shares on February 28, 2003, (ii) any plan or trust established for the benefit of the Corporation's employees generally or (iii) any Subsidiary of the Corporation that holds Voting Shares in a fiduciary capacity, whether or not it has the authority to vote or dispose of such securities.

7.01.9

The term "Substantial Part" as used with reference to the assets of the Corporation, of any Subsidiary or of any Related Person means assets having a value of more than 10% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent quarter ending prior to the time the determination is being made.

7.01.10   "Subsidiary" shall mean any corporation or other entity of which the Person in question owns not less than 50% of any class of equity securities, directly or indirectly, and "Significant Subsidiary" shall mean a Subsidiary that also meets the tests for a "significant subsidiary" under Securities and Exchange Commission Regulation S-X, Rule 1-02(w).

7.01.11   "Voting Shares" means all Shares of the Corporation entitled to vote generally in the election of Corporation directors.

7.01.12

  "Whole Board of Directors" means the total number of directors that the Corporation would have if there were no vacancies.

7.01.13  Certain Determinations With Respect to Article VII.  A majority of the Whole Board of Directors shall have the power to determine for the purposes of this Article VII, on the basis of information known to them:
(i) the number of Voting Shares of which any Person is the Beneficial Owner, (ii) whether a Person is an Affiliate or Associate of another, (iii) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner" as hereinabove defined, (iv) whether the assets subject to any Business Combination constitute a "Substantial Part" as hereinabove defined, (v) whether two or more transactions constitute a "series of related transactions" as hereinabove defined, and (vi) such other matters with respect to which a determination is required under this Article VII.

7.01.14

Fiduciary Obligations.

Nothing contained in this Article VII shall be construed to relieve any Related Person from any fiduciary or other obligation imposed by law.

7.02

Approval of Business Combinations.

7.02.1

Maximum Votes Required.  Whether or not a vote of the shareholders is otherwise required in connection with the transaction, neither the Corporation nor any of its Subsidiaries shall complete any Business Combination without the prior affirmative vote at a meeting of the Corporation's shareholders as to all shares owned:

(1)

By the holders of not less than a two-thirds (66 2/3%) of the Corporation's outstanding Voting Shares, voting separately as classes, and

(2)

By an Independent Majority of Shareholders.

The affirmative vote required by this Section is in addition to the vote of the holders of any class or series of Corporation Shares otherwise required by law, these Articles of Incorporation, including, without limitation, any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of Shares.  Such favorable votes shall be in addition to any shareholder vote which would be required without reference to this Section 6.02.1 and shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or elsewhere in this Certificate of Incorporation, the Corporation's Bylaws or otherwise.

7.02.2

Minimum Vote Required.  The provisions of Section 7.02.1 shall not apply to a particular Business Combination, and such Business Combination shall require only the affirmative vote of a majority of the Corporation's outstanding Voting Shares, if such Business Combination is:  (i) approved and recommended to the shareholders by the affirmative vote of two-thirds (66 2/3%) of the Whole Board of Directors of the Corporation, and (ii) a majority of the Continuing Directors.

7.03

Evaluation of Business Combinations, etc.  In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its shareholders when evaluating an actual or proposed Business Combination, a tender or exchange offer, a solicitation of options or offers to purchase or sell Corporation Shares by another Person, or a solicitation of proxies to vote Corporation Shares by another Person, the Corporation's Board of Directors, in addition to considering the adequacy and form of the consideration to be paid in connection with any such transaction, shall consider all of the following factors and any other factors which it deems relevant:  (i) the social and economic effects of the transaction or proposal on the Corporation and its Subsidiaries, its and their employees, depositors, loan and other customers, creditors and the communities in which the Corporation and its Subsidiaries operate or are located; (ii) the business and financial condition, and earnings prospects of the acquiring Person or Persons, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring Person or Persons, and the possible effect of such conditions upon the Corporation and its Subsidiaries and the other elements of the communities in which the Corporation and its Subsidiaries operate or are located; (iii) the competence, experience, and integrity of the Person and their management proposing or making such actions; (iv) the prospects for a successful conclusion of the Business Combination; and (v) the Corporation's prospects as an independent entity.  This Section 7.03 shall not be deemed to provide any constituency the right to be considered by the Board of Directors in connection with any transaction or matter.

ARTICLE VIII

SPECIAL PROVISIONS

In furtherance and not in limitation of the powers conferred by law, the following provisions for regulation of the Corporation, its directors and shareholders are hereby established:

8.01

Bylaws.  The Corporation's Board of Directors is authorized and empowered, upon the affirmative vote of two-thirds (66 2/3%) of the Whole Board of Directors and a majority of the Continuing Directors, to amend, alter, change or repeal any and all of the Corporation's Bylaws and to adopt new Bylaws, including, without limitation, establishing the exact number of directors to be fixed by resolution adopted by the Board of Directors from time to time consistent with Section 6.01 of these Articles of Incorporation.  The shareholders may also amend the Bylaws by the affirmative vote of 66 2/3% of all Voting Shares entitled to vote on such amendment and by the affirmative vote of an Independent Majority of Shareholders.

8.02

Shareholder Action by Consent.  No action may be taken by written consent except as may be provided in the designation of the preferences, limitations and relative rights of any series of the Corporation's Preferred Stock.  Any action required or permitted to be taken by the holders of Corporation Common Stock must be effected at a duly called annual or special meeting of such holders, and may not be effected by any consent in writing by such holders.

8.03

Shareholder Requests for Special Meetings.  The Corporation will hold a special meeting of shareholders on a proposed issue or issues at the request of shareholders only upon the receipt from the holders of half (50%) of all the votes entitled to be cast on the proposed issue or issues of signed, dated written demands for the meeting describing the purpose for which it is to be held.

ARTICLE IX

SHAREHOLDER PROPOSALS

9.01

Proposals.  In addition to the right of the Corporation's Board of Directors to submit proposals for a shareholder vote, proposals for a shareholder vote may be made in connection with any annual meeting of Corporation shareholders by any holder of voting shares ("Proponent") entitled to vote generally in the election of directors if that shareholder complies with all of the provisions of this Section 9.01.

(1)

Advance notice of such proposal shall be received by the Secretary of the Corporation
(a) with respect to an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary of the last annual meeting of Corporation shareholders (or, if the date of the annual meeting is changed by more that 20 days from such anniversary date, within 10 days after the date that the Corporation mails or otherwise gives notice of the date of such meeting) and (b) with respect to a special meeting, not later than the close of the tenth day following the date on which notice of the meeting was first mailed to shareholders.

(2)

Each notice under Section 9.01(1) shall set forth (i) the names and business addresses of the Proponent and all persons acting in concert with the Proponent, (ii) the name and address of the Proponent and persons identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of Voting Shares of the Corporation that are beneficially owned by the Proponent and the persons identified in clause (i); (iv) a description of the proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the Corporation to consider the proposal.

(3)

The proposal made by a shareholder may only be made in a meeting of the shareholders of the Corporation at which such shareholder is present in person or by proxy, and can only be made by a shareholder who has therefore complied with the notice provisions of Sections 9.01(1) and (2), and is subject further to compliance with all applicable laws, including, without limitation, federal and state securities laws.

(4)

The Chairman of the shareholders' meeting may, if the facts warrant, determine and declare to the meeting that a proposal was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded.

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ARTICLE X

AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute or these Articles, and all rights conferred upon shareholders herein are granted subject to this reservation.  These Articles of Incorporation may be amended as provided by law; provided, however, that the affirmative vote of the holders of two-thirds (66 2/3%) of all of the Voting Shares outstanding and entitled to vote, voting as classes, if applicable, and an Independent Majority of Shareholders shall be required to approve any change of Articles VI, VII, IX and X of these Articles of Incorporation.

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